Exhibit 99.1

The Children’s Place APPOINTS JOHN E. BACHMAN
TO ITS BOARD OF DirectorS

Former Operations Leader of PricewaterhouseCoopers’ U.S.
Assurance Practice, PwC Strategy Leader and Audit Partner
Will Further Enhance the Board

SECAUCUS, N.J. – March 28, 2016 -- The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced it has appointed John E. (“Jeb”) Bachman to the Company’s Board of Directors, effective immediately. Mr. Bachman will serve as an independent Class I Director and will stand for election at the 2016 Annual Meeting of Stockholders. Mr. Bachman qualifies as an “audit committee financial expert” under applicable SEC rules and will serve on the audit committee.

Mr. Bachman, 60, was a partner at the accounting firm of PricewaterhouseCoopers LLP until his retirement in 2015. At PwC, Mr. Bachman served for six years as the Operations Leader of the firm’s U.S. Assurance Practice. In this role, Mr. Bachman had full operational and financial responsibility for the $4 billion business, which included the firm’s audit and risk management practices. Prior to this role, Mr. Bachman served for three years as PwC’s Strategy Leader where he was responsible for strategic planning across business units, geographies and industries. Mr. Bachman also served as an audit partner for 26 years for companies in a number of business sectors. Mr. Bachman received an MBA from the Harvard University Graduate Business School.

“Jeb brings a broad strategic and operational skillset and significant expertise in auditing and risk management to The Children's Place,” said Norman Matthews, Chairman of the Board. “We look forward to working with him as the Company continues to deliver on its strategic initiatives.”

About The Children's Place, Inc.

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place,” “Place” and “Baby Place” brand names. As of January 30, 2016, the Company operated 1,069 stores in the United States, Canada and Puerto Rico, an online store at www.childrensplace.com, and had 102 international points of distribution open and operated by its six franchise partners in 16 countries.

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Forward Looking Statements

This Press Release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and adjusted net income per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its Annual Report on Form 10-K for the fiscal year ended January 30, 2016. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by weakness in the economy that continues to affect the Company’s target customer, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk that the cost of raw materials will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact: Robert Vill, Group Vice President, Finance, (201) 453-6693

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